United States
Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

Date of Report (Date of earliest event reported) August 17, 2004

CAL DIVE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation of organization)	95-3409686 (I.R.S. Employer Identification No.)

400 N. Sam Houston Parkway E., Suite 400, Houston, Texas (Address of Principal Executive Offices)	77060 (Zip Code)

(281) 618-0400
(Registrant’s telephone number, including area code)

None
(Former name, former address and former fiscal year, if changed since last report)

Item 5. Other Events

On August 17, 2004, Cal Dive International, Inc. issued a press release entitled “Cal Dive Announces $150 Million Revolving Credit Facility”. A copy of that press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 7. Financial Statements and Exhibits.

Number	Description
99.1	Press Release of Cal Dive International, Inc. dated August 17, 2004.

Cal Dive International, Inc.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

     Date: August 17, 2004

Cal Dive International, Inc.
By:	/S/ A. WADE PURSELL
A. Wade Pursell
Senior Vice President and Chief Financial Officer

Index to Exhibits

Exhibit No.	Description
99.1	Press Release of Cal Dive International, Inc. dated August 17, 2004.